UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2006
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2884072
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
In connection with the retirement of Erich Smith (“Mr. Smith”) as General Manager, Military, Airbus Regional and Business Jet Business Areas of Vought Aircraft Industries, Inc. (the “Company”), on April 21, 2006, the Company entered into an agreement with Mr. Smith regarding his separation from service. The agreement provides that Mr. Smith’s employment with the Company will terminate effective May 31, 2006. Under the agreement, Mr. Smith will receive:
•	a lump-sum payment equivalent to 52 weeks of pay at his regular base rate of pay;

•	an additional amount equivalent to the cost of his health care premiums under COBRA for a twelve-month period;

•	payment for accrued and unused vacation, if any;

•	outplacement services through March 15, 2007.
Mr. Smith has the right to rescind the agreement at any time before midnight on April 28, 2006. If not rescinded, the agreement will become effective in accordance with its terms on April 29, 2006.

SIGNATURES
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.

Date: April 27, 2006	/s/ Wendy Hargus

Wendy Hargus
Treasurer